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                                                                   EXHIBIT 10.19



                                               [GTE CORPORATION LETTERHEAD]



[Date]


[Genuity Inc. Address]


Re:      Request by Genuity Inc. ("Genuity") for
         Continuation of Financial Support after Separation


GTE Corporation ("GTE") acknowledges your request for the continuation of financial support by GTE Corporation after the transfer of GTE's controlling interest in Genuity as contemplated by GTE and Bell Atlantic Corporation's Supplemental Filing with the FCC on January 27, 2000 (the "Separation"). Genuity will not have published credit ratings from any nationally recognized credit rating services for some period of time after the Separation. Genuity has maintained that, in order to continue its regular business operations, Genuity may need some continuing financial support from GTE, in the form of new guaranties related to financial obligations entered into post-Separation, until Genuity has established such credit ratings.

GTE is willing to offer financial support to Genuity post-Separation, in the form of GTE Corporation guaranties, on the following terms and conditions:

Terms of Financial Support:         GTE shall issue guaranties in support of
                                    real estate lease obligations of Genuity
                                    (each, a "Guaranty") on the same basis and on the same terms and conditions as GTE issued such guaranties on behalf of Genuity and other GTE affiliated companies prior to Separation, EXCEPT as otherwise set forth in this letter. GTE shall not be obligated to issue any Guaranty upon terms or conditions less favorable than GTE's standard form of guaranty attached as Exhibit A.

Financial Support Agreement:        As a condition to the issuance of any
                                    Guaranty post-Separation, Genuity shall
                                    execute the form of Financial Support
                                    Agreement attached as Exhibit B to this
                                    letter for each Guaranty requested by
                                    Genuity and issued by GTE.

Term of Commitment:                 GTE shall continue to issue Guaranties until
                                    the earlier of (i) the date that is six
                                    months after the date of Separation or (ii) the date on which both Standard & Poor's and Moody's have published credit ratings for Genuity.



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Guaranty Fee:                       The Guaranty Fee for each Guaranty so issued
                                    shall be 1.0% per annum; provided, however, that the Guaranty Fee may be increased to the Market Rate (hereinafter defined) if the Market Rate exceeds 1.0% per annum by 0.25% or more at the time each Guaranty is issued.

                                    The Market Rate shall be determined by GTE by averaging the rates quoted to GTE by three nationally recognized banking institutions for a credit equivalent to the credit of Genuity. For purposes of this agreement, the credit of Genuity is assumed to be equivalent to the average of the ratings of BBB/Baa2 and BBB-/Baa3.

Negotiation of Guaranties:          Genuity understands and acknowledges that
                                    GTE shall be solely responsible for the
                                    negotiation of the terms and conditions with the lessor or lessor's representative, including dollar and term limits, of each Guaranty requested.

Genuity, as used in this letter, means and includes Genuity Inc. and its wholly-owned subsidiaries, as well as the entity described and defined as DataCo in the Supplemental FCC Filing mentioned hereinabove.



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Please evidence your acceptance of the terms of this letter by executing below, and return a duplicate original of this letter to GTE at the address set forth below.


GTE Corporation


By:  ____________________________

Title:____________________________

Notices to be delivered to:         ___________________________

                                    ___________________________

                                    ___________________________


Accepted this ____ day of _________, 2000

Genuity Inc.


By: _____________________________

Title:____________________________

Notices to be delivered to:         ___________________________

                                    ___________________________

                                    ___________________________





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